UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 4, 2017

NABORS INDUSTRIES LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Crown House 4 Par-la-Ville Road Second Floor Hamilton, HM08 Bermuda	N/A
(Address of principal executive offices)	(Zip Code)

(441) 292-1510

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04.                                        Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On May 4, 2017, Nabors Industries, Inc. (the “Issuer”), a wholly owned subsidiary of Nabors Industries Ltd. (the “Company”),  provided notice (the “Notice”) of partial redemption to the holders of the Issuer’s 6.15% Senior Notes due 2018 (the “Notes”), which were issued under that certain indenture, dated February 20, 2008, by and among the Issuer, the Company, as a guarantor, and Wells Fargo Bank, National Association, as trustee. Pursuant to the Notice, the Issuer has elected to redeem $200,000,000 in aggregate principal amount of the outstanding Notes on May 24, 2017 (the “Redemption Date”).

The redemption price of the Notes will be an amount equal to the greater of (a) 100% of the principal amount of the Notes to be redeemed, or (b) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the Redemption Date) computed by discounting such payments to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of 35 basis points plus the Adjusted Treasury Rate (as defined in the Notes) on the third business day prior to the Redemption Date, plus in each case accrued and unpaid interest on the Notes up to, but not including, the Redemption Date (the “Redemption Price”).  The Redemption Price will be calculated pursuant to the terms of the Notes.

This Current Report on Form 8-K does not constitute a notice of redemption under the Indenture, nor an offer to tender for, or purchase, any Notes or any other security.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.

Date: May 4, 2017	By:	/s/ Mark D. Andrews
Mark D. Andrews
Corporate Secretary